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                                                                      Exhibit 21

                                  NOVELL, INC.
                         SUBSIDIARIES OF THE REGISTRANT

      As of October 31, 2004, the following companies were subsidiaries of the
Registrant:

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
WHOLLY-OWNED ENTITIES                                          STATE OF INCORPORATION OR
                                                               COUNTRY IN WHICH ORGANIZED
Cambridge PCHL L.L.C                                           Delaware
Cambridge Technology Capital Management, Inc.                  Delaware
Cambridge Technology CGP, Inc.                                 Delaware
Cambridge Technology Colombia S.A                              Columbia
Cambridge Technology Partners (Benelux) B.V                    Netherlands
Cambridge Technology Partners (France) SARL                    France
Cambridge Technology Partners (Mexico), S/A. de C.V            Mexico
Cambridge Technology Partners (Puerto Rico), Inc.              Puerto Rico
Cambridge Technology Partners (Switzerland) SA                 Switzerland
Cambridge Technology Partners (UK) LTD                         United Kingdom
Cambridge Technology Partners (Venezuela) C.A                  Venezuela
Cambridge Technology Partners Columbia S.A                     Columbia
Cambridge Technology Partners CTP, Skandinavien Aktiebolag     Sweden
Cambridge Technology Partners do Brasil s.c. Ltda              Brazil
Cambridge Technology Partners India Private Limited            India
Cambridge Technology Partners Ireland Limited                  Ireland
Cambridge Technology Partners Italia S.R.L                     Italy
Cambridge Technology Partners Limited                          Japan
Cambridge Techology Partners Deutschland GmbH                  Germany
CTP Services, S.A. de C.V                                      Mexico
IOS-Gruppen Aktiebolag                                         Sweden
Novell (Schweiz) AG                                            Switzerland
Novell (Taiwan) Co., Ltd.                                      Taiwan
Novell Austria GmbH                                            Austria
Novell Belgium N.V                                             Belgium
Novell Canada, Ltd.                                            Canada
Novell Chile S.A                                               Chile
Novell Corporation (Malaysia) Sdn Bhd                          Malaysia
Novell Danmark A/S                                             Denmark
Novell de Argentina S.A                                        Argentina
Novell de Mexico, S.A. de C.V                                  Mexico
Novell de Panama S.A                                           Panama
Novell de Puerto Rico, Inc.                                    Puerto Rico
Novell do Brasil Software Ltda                                 Brazil
Novell European Services Ltd                                   United Kingdom
Novell European Services S.A.S                                 France
Novell Finance Limited                                         Cayman
Novell Finland OY                                              Finland
Novell Germany GmbH                                            Germany
Novell Holding Deutschland GmbH                                Germany
Novell Holdings, Inc.                                          Delaware
Novell Hong Kong Limited                                       Hong Kong
Novell International Holdings, Inc.                            Delaware
Novell Ireland Real Estate Limited                             Ireland
Novell Ireland Software Limited                                Ireland
Novell Israel Software Limited                                 Israel
Novell Italia s.r.l                                            Italy
Novell Korea Co., Ltd                                          Korea
Novell Licensing International BV                              Netherlands
Novell Luxembourg SARL                                         Luxembourg
Novell Nederland B.V                                           Netherlands
Novell New Zealand Limited                                     New Zealand
Novell Norge AS                                                Norway
Novell Peru S.A                                                Peru
Novell Philippines, Incorporated                               Philippines
Novell Portugal Informatica Lda                                Portugal
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
WHOLLY-OWNED ENTITIES                                          STATE OF INCORPORATION OR
                                                               COUNTRY IN WHICH ORGANIZED
Novell Pty Ltd                                                 Australia
Novell S.A.R.L                                                 France
Novell Singapore Pte Ltd                                       Singapore
Novell Software (Beijing) Ltd                                  China, PRC
Novell Software (Thailand) Ltd                                 Thailand
Novell Software de Colombia S.A                                Columbia
Novell Software Development (I) Pvt. Ltd.                      India
Novell Software International Limited                          Ireland
Novell Software Latino America Norte, C.A                      Venezuela
Novell Soluciones y Consultorya de Venezuela C.A               Venezuela
Novell South Africa (Proprietary) Limited                      South Africa
Novell Spain S.A                                               Spain
Novell Svenska AB                                              Sweden
Novell UK Limited                                              United Kingdom
Novell Uruguay S.A                                             Uruguay
Salmon Ltd.                                                    United Kingdom
SilverSolutions spol. s.r.o                                    Czech Republic
SilverStream France S.A                                        France
SilverStream Netherlands, Inc.                                 Delaware
SilverStream Securities Corporation                            Massachusetts
SilverStream Software Danmark A/S                              Denmark
SilverStream Software Sweden AB                                Sweden
SilverStream Software Switzerland GmbH                         Switzerland
SilverStream Software, LLC                                     Delaware
SUSE Inc.                                                      California
SUSE Linux CR s.r.o                                            Czech Republic
SuSE LINUX GmbH                                                Germany
SUSE Linux Products GmbH                                       Germany
SUSE Linux Werbeagentur GmbH                                   Germany

MAJORITY-OWNED ENTITIES                                        STATE OF INCORPORATION OR
                                                               COUNTRY IN WHICH ORGANIZED

Novell Japan, Ltd.                                             Japan
Onward Novell Software (I) Ltd                                 India
Empirical Acquisition Corp.                                    California
Cambridge Technology Capital Fund I, L.P.                      Delaware
Cambridge Technology GPLP, L.P.                                Delaware
Celerant Consulting Holdings Limited                           United Kingdom
Celerant Consulting (Canada) Limited                           Canada
Celerant Consulting GmbH                                       Germany
Celerant Consulting Inc.                                       Delaware
Celerant Consulting Limited                                    United Kingdom
Celerant Consulting Netherlands Holdings BV                    Netherlands
Celerant Consulting Nordic AS                                  Norway
Celerant Consulting NV                                         Belgium
Celerant Consulting Russia Ltd.                                United Kingdom
Celerant Consulting SA                                         France
PCH Investments Limited                                        United Kingdom
Peter Chadwick (Training) Limited                              United Kingdom
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